UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 9, 2009

NATIONAL COAL CORP.
(Exact name of registrant as specified in its charter)

FLORIDA	0-26509	65-0601272
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8915 George Williams Road
Knoxville, Tennessee 37923
(Address of Principal Executive Offices/Zip Code)

(865) 690-6900
(Registrant’s telephone number, including area code)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        |_|       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        |_|       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        |_|       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(b))

        |_|       Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01.      Entry into a Material Definitive Agreement.

        The disclosure set forth below under Item 2.03, “Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant,” is hereby incorporated by reference into this Item 1.01.

Item 2.03      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

        On April 9, 2009, we entered into a Revolving Credit Agreement with Next View Partners, LLC of Northbrook, Illinois, as administrative agent and collateral agent for certain lenders. This credit facility provides for borrowings of up to $10 million, and is permitted indebtedness under the indenture for our 10.5% Notes due 2010. On April 9, 2009, we borrowed an initial $500,000 to be used to pay the costs of the transaction and to fund general operating and working capital needs. We have the right to borrow up to an aggregate of $5 million on or before June 30, 2009, and may borrow up to an aggregate of $10 million after June 30, 2009 so long as we meet certain conditions as set forth in the agreement. All amounts under the revolving loans become due and payable in December 2009, unless we obtain the consent of holders of our 10.5% Notes due 2010 to extend the maturity date until April 9, 2010. Interest under this facility is payable at an annual rate of 13% for amounts outstanding up to $5,000,000 and 15% for amounts outstanding in excess of $5,000,000. Interest is payable monthly in arrears. Our obligations under this credit facility are secured by a lien on substantially all the assets of National Coal Corp. and our subsidiaries that own and operate our Tennessee mining operations. The credit facility contains several performance covenants, including that we produce and ship minimum amounts of coal, and limitations on additional indebtedness. The facility includes customary default provisions, and all outstanding obligations may become immediately due and payable in the event of our default.

        RC Financial Group, LLC acted as our advisor in connection with the Next View credit facility, for which we paid RC Financial Group a cash fee.

Item 9.01.      Financial Statements and Exhibits

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

10.1	Credit Agreement, dated April 9, 2009, among National Coal Corp., National Coal Corporation, the Lenders, and Next View Partners, LLC.

10.2	Security and Guarantee Agreement, dated April 9, 2009, among National Coal Corporation, National Coal Corp., Subsidiary Grantors and Next View Partners, LLC.

10.3	Intercreditor Agreement, dated as of April 9, 2009, by and between Next View Partners, LLC, and Wells Fargo Bank, N.A., and acknowledged and agreed to by National Coal Corporation, National Coal Corp., and Guarantors.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL COAL CORP.
Date: April 13, 2009	By: /s/ Michael R. Castle —————————————— Michael R. Castle Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Credit Agreement, dated April 9, 2009, among National Coal Corp., National Coal Corporation, the Lenders, and Next View Partners, LLC.

10.2	Security and Guarantee Agreement, dated April 9, 2009, among National Coal Corporation, National Coal Corp., Subsidiary Grantors and Next View Partners, LLC.

10.3	Intercreditor Agreement, dated as of April 9, 2009, by and between Next View Partners, LLC, and Wells Fargo Bank, N.A., and acknowledged and agreed to by National Coal Corporation, National Coal Corp., and Guarantors.